Exhibit 99.1	News Release Dated September 10, 2003

News from UTi

Contacts:

Lawrence R. Samuels Chief Financial Officer UTi Worldwide Inc. 310.604.3311	Cecilia Wilkinson/Angie Yang PondelWilkinson MS&L 323.866.6060 investor@pondel.com

UTi WORLDWIDE ACHIEVES 48% NET INCOME GROWTH
FOR FISCAL 2004 SECOND QUARTER

Rancho Dominguez, California – September 10, 2003 – UTi Worldwide Inc. (NASDAQ NM: UTIW) today reported continued gains in gross and net revenues, operating income and net income for the three- and six-month periods ended July 31, 2003.

For the fiscal 2004 second quarter, gross revenues increased 32 percent to $362.0 million from $274.8 million in the corresponding period a year ago. Net revenues rose 65 percent to $144.9 million from $87.5 million in the second fiscal quarter last year. Standard Corporation, which was acquired effective October 1, 2002, contributed $40.1 million to both gross and net revenues during the current second quarter.

“We are very pleased to have achieved quarter-over-quarter gross and net revenue gains across all service categories in the second fiscal quarter of 2004,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “Although the global economic environment remained sluggish, UTi’s airfreight forwarding operations posted a 26 percent increase in second quarter net revenues from the prior year. Despite greater volume in Asia Pacific where our airfreight forwarding yields are lower than the company’s average, and reduced airfreight volume in Europe, UTi’s team improved its airfreight yields to 29 percent during the current quarter from 25 percent a year ago.

“Ocean freight net revenues advanced 14 percent over last year’s second quarter principally due to stronger volumes and the net effect of price increases on Trans-Pacific trade lanes. Net revenues for customs brokerage grew 11 percent compared with a year ago driven by record numbers of both air and ocean shipments. The acquisition of Standard in October 2002 continues to benefit our contract logistics service, which grew to $47.1 million from $8.9 million a year ago and contributed 33 percent of consolidated net revenues,” MacFarlane said.

UTi’s global network again achieved gross and net revenue gains in all geographic regions over the prior-year period. The Americas, benefiting from the Standard acquisition, recorded a 176 percent increase in net revenues from a year ago. Asia Pacific net revenues rose 22 percent. Europe and Africa posted second quarter net revenue increases of 26 percent and 25 percent, respectively, helped by the weaker U.S. dollar as compared to last year’s second quarter.

Operating income grew 31 percent to $15.0 million in the fiscal 2004 second quarter from $11.4 million a year earlier. Operating margin, which is operating income as a percentage of net revenues, equaled 10.4 percent in the current second quarter, compared with 13.1 percent in the second quarter of fiscal 2003. Operating margin in the current second quarter was reduced by the inclusion of Standard

Exhibit 99.1	News Release Dated September 10, 2003

Corporation, which traditionally operates at a lower operating margin when compared to other UTi operations. Excluding the operating income of Standard, the company’s operating profit ratio, equaled 13.3 percent in the fiscal 2004 second quarter, compared with 13.1 percent in the corresponding prior-year period. Management believes this metric is a key operating indicator to allow a better comparison of the company’s current performance against its historical performance, and the attached schedule shows a reconciliation of this measure to UTi’s operating income as presented in U.S. GAAP.

Net income for the fiscal 2004 second quarter rose 48 percent to $11.4 million, or $0.36 per diluted share, based on 31.4 million weighted average shares outstanding, compared with prior-year second quarter net income of $7.7 million, or $0.30 per diluted share, based on 25.9 million weighted average shares outstanding. UTi’s follow-on offering of 4.6 million ordinary shares in December 2002 resulted in a higher weighted average number of shares outstanding for the current second quarter compared with the corresponding prior-year period.

“As we look forward to the balance of the year, we must keep in mind that last year’s third and fourth quarters benefited from extraordinary airfreight volumes in response to the West Coast port lockout in the U.S. To meet our customers’ needs at the time, we expanded our air charter program in Hong Kong and China and handled volume that was converted from ocean to air, which positively affected our results. We do not expect a repeat of these unusual circumstances this year, nor its consequential impact on our growth rate,” MacFarlane said.

For the six-month period ended July 31, 2003, gross revenues rose 35 percent to $688.8 million from $510.5 million for the same period a year ago. Net revenues totaled $276.3 million, a 68 percent increase over $164.5 million in the comparable prior-year period. Standard Corporation contributed $75.2 million to both gross and net revenues during the six-month period ended July 31, 2003.

Operating income for the first half of fiscal 2004 advanced 35 percent to $26.1 million from $19.4 million in the corresponding period a year earlier. Operating margin (operating income as a percentage of net revenues) equaled 9.5 percent in the current six-month period, compared with 11.8 percent a year ago, again reflecting the impact of Standard Corporation. Net income for the fiscal 2004 first half increased 55 percent to $19.4 million, or $0.62 per diluted share, based on 31.3 million weighted average shares outstanding. This compares with net income in the corresponding period a year ago of $12.5 million, or $0.48 per diluted share, based on 25.8 million weighted average shares outstanding.

As of July 31, 2003, the company reported total cash and cash equivalents, net of outstanding bank lines of credit and short-term bank borrowings, of $115 million, compared with $126 million at January 31, 2003. This decrease is due to in part to the increase in working capital as a result of higher volumes, capital expenditures and spending on acquisitions and contingent earn-out payments.

“Solid execution of six quarters of UTi’s five-year NextLeap strategy has resulted in improved revenues, operating income and net income for shareholders,” MacFarlane said. “Even as global trade volumes remain softer than expected, we continue to partner with our customers to deliver quantified value from UTi’s customized supply chain solutions. Our confidence in UTi’s market position is demonstrated by our ongoing investment in the skills and talent of our global sales and customer management organization.”

Exhibit 99.1	News Release Dated September 10, 2003

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset based supply chain management company providing air and ocean freight forwarding, contract logistics, customs brokerage and other logistics-related services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to optimize the operation of its customers’ global supply chains.

Investor Conference Call

UTi management will host an investor conference call today, Wednesday, September 10, 2003, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the second quarter ended July 31, 2003. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.companyboardroom.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from 10:00 a.m. PDT, Wednesday, September 10, through 5:00 p.m. PDT, Friday, September 12, by calling 800-633-8284 (domestic) or 402-977-9140 (international) and using Reservation No. 21159077.

Safe Harbor Statement

     Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its growth strategy and integration of acquisitions. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

(Tables Follow)

Exhibit 99.1	News Release Dated September 10, 2003

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	July 31,		July 31,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
Gross revenues:
Airfreight forwarding	$167,971	$152,053	$327,052	$283,110
Ocean freight forwarding	88,589	70,375	162,911	133,323
Customs brokerage	17,207	15,501	32,241	29,498
Contract logistics	56,601	14,057	107,908	25,471
Other	31,657	22,833	58,701	39,075

Total gross revenues	$362,025	$274,819	$688,813	$510,477

Net revenues:
Airfreight forwarding	$48,216	$38,331	$93,146	$72,612
Ocean freight forwarding	18,931	16,608	34,989	31,436
Customs brokerage	16,183	14,531	30,448	27,947
Contract logistics	47,139	8,880	90,517	15,538
Other	14,390	9,183	27,178	16,929

Total net revenues	144,859	87,533	276,278	164,462

Staff costs	80,134	43,988	150,554	83,608
Depreciation and amortization	3,751	2,490	7,219	4,827
Amortization of intangible assets	158	—	306	—
Other operating expenses	45,778	29,609	92,068	56,669

Operating income	15,038	11,446	26,131	19,358
Interest income/(expense), net	373	(10)	509	(380)
Gains/(losses) on foreign exchange	453	56	324	(315)

Pretax income	15,864	11,492	26,964	18,663
Income tax expense	(4,070)	(3,216)	(6,754)	(5,294)

Income before minority interests	11,794	8,276	20,210	13,369
Minority interests	(378)	(537)	(820)	(873)

Net income	$11,416	$7,739	$19,390	$12,496

Basic earnings per ordinary share	$0.38	$0.31	$0.64	$0.49
Diluted earnings per ordinary share	$0.36	$0.30	$0.62	$0.48
Number of weighted-average shares outstanding used for per share calculations
Basic	30,232,198	25,274,891	30,194,917	25,267,661
Diluted	31,432,216	25,877,748	31,306,056	25,823,315

Exhibit 99.1	News Release Dated September 10, 2003

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2003	2003

	(Unaudited)
ASSETS
Cash and cash equivalents (including restricted cash of $4,000)	$149,574	$168,125
Trade receivables, net	275,091	247,893
Deferred income tax assets	4,089	1,592
Other current assets	34,620	30,492

Total current assets	463,374	448,102
Property, plant and equipment, net	49,880	44,566
Goodwill and other intangible assets, net	131,302	125,641
Investments	822	847
Deferred income tax assets	2,228	1,227
Other non-current assets	9,004	6,692

Total assets	$656,610	$627,075

Bank lines of credit	$31,804	$33,458
Short-term borrowings	2,772	9,121
Current portion of capital lease obligations	2,320	2,539
Trade payables and other accrued liabilities	248,409	236,548
Income taxes payable	10,024	8,083
Deferred income tax liabilities	995	489

Total current liabilities	296,324	290,238
Long-term bank borrowings	102	199
Capital lease obligations	7,324	7,111
Deferred income tax liabilities	1,957	1,643
Retirement fund obligations	1,111	1,016
Minority interests	3,404	2,699
Commitments and contingencies
Shareholders’ equity:
Common stock	312,815	311,161
Retained earnings	80,473	63,973
Accumulated other comprehensive loss	(46,900)	(50,965)

Total shareholders’ equity	346,388	324,169

Total liabilities and shareholders’ equity	$656,610	$627,075

Exhibit 99.1	News Release Dated September 10, 2003

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	July 31,

	2003	2002

	(Unaudited)
OPERATING ACTIVITIES:
Net income	$19,390	$12,496
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation costs	87	91
Depreciation and amortization	7,219	4,827
Amortization of intangible assets	306	—
Deferred income taxes	1,490	49
(Gain)/loss on disposal of property, plant and equipment	(47)	121
Other	820	873
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(20,776)	(21,817)
Increase in trade payables and other accrued liabilities	5,341	18,600

Net cash provided by operating activities	13,830	15,240

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(9,018)	(4,542)
Proceeds from disposal of property, plant and equipment	312	307
Increase in other non-current assets	(1,077)	(25)
Acquisition of subsidiaries and contingent earn-out payments	(8,044)	(6,606)
Purchases of other investments	(170)	—

Net cash used in investing activities	(17,997)	(10,866)

FINANCING ACTIVITIES:
Decrease in bank lines of credit	(1,653)	(7,259)
Decrease in short-term borrowings	(6,346)	(57)
Long-term bank borrowings — repaid	(116)	(968)
Capital lease obligations — repaid	(1,739)	(2,263)
Decrease in minority interests	(327)	(170)
Proceeds from issuance of ordinary shares	1,567	426
Dividends paid	(2,890)	(1,929)

Net cash used in financing activities	(11,504)	(12,220)

Net decrease in cash and cash equivalents	(15,671)	(7,846)
Cash and cash equivalents at beginning of period	168,125	87,594
Effect of foreign exchange rate changes	(2,880)	(483)

Cash and cash equivalents at end of period	$149,574	$79,265

Exhibit 99.1	News Release Dated September 10, 2003

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three Months Ended July 31, 2003

	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$104,435	$114,281	$96,169	$47,140	$—	$362,025

Net revenue	$31,513	$65,147	$21,147	$27,052	$—	$144,859
Staff costs	18,132	38,518	8,897	13,198	1,389	80,134
Depreciation and amortization	1,074	1,022	550	742	363	3,751
Amortization of intangible assets	—	149	—	9	—	158
Other operating expenses	9,174	21,432	5,412	8,357	1,403	45,778

Operating income/(loss)	$3,133	$4,026	$6,288	$4,746	$(3,155)	15,038

Interest income, net						373
Gain on foreign exchange						453

Pretax income						15,864
Income tax expense						(4,070)

Income before minority interests						$11,794

	Three Months Ended July 31, 2002

	(Unaudited)
	Europe	Americas	AsiaPacific	Africa	Corporate	Total

Gross revenues from external customers	$93,229	$68,561	$79,375	$33,654	$—	$274,819

Net revenues	$24,927	$23,634	$17,340	$21,632	$—	$87,533
Staff costs	13,341	13,771	7,175	8,585	1,116	43,988
Depreciation and amortization	844	503	487	462	194	2,490
Other operating expenses	7,050	7,406	4,912	9,264	977	29,609

Operating income/(loss)	$3,692	$1,954	$4,766	$3,321	$(2,287)	11,446

Interest expense, net						(10)
Gains on foreign exchange						56

Pretax income						11,492
Income tax expense						(3,216)

Income before minority interests						$8,276

Exhibit 99.1	News Release Dated September 10, 2003

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Six Months Ended July 31, 2003

	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$203,368	$217,395	$180,002	$88,048	$—	$688,813

Net revenue	$58,997	$122,446	$40,258	$54,577	$—	$276,278
Staff costs	34,383	71,688	17,060	24,788	2,635	150,554
Depreciation and amortization	2,115	2,002	1,062	1,404	636	7,219
Amortization of intangible assets	—	297	—	9	—	306
Other operating expenses	17,691	41,026	10,319	20,561	2,471	92,068

Operating income/(loss)	$4,808	$7,433	$11,817	$7,815	$(5,742)	26,131

Interest income, net						509
Gain on foreign exchange						324

Pretax income						26,964
Income tax expense						(6,754)

Income before minority interests						$20,210

	Six Months Ended July 31, 2002

	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenues from external customers	$172,467	$130,103	$144,529	$63,378	$—	$510,477

Net revenues	$46,729	$45,342	$32,181	$40,210	$—	$164,462
Staff costs	24,727	27,020	13,812	15,974	2,075	83,608
Depreciation and amortization	1,603	1,141	946	872	265	4,827
Other operating expenses	13,378	14,349	9,450	17,023	2,469	56,669

Operating income/(loss)	$7,021	$2,832	$7,973	$6,341	$(4,809)	19,358

Interest expense, net						(380)
Losses on foreign exchange						(315)

Pretax income						18,663
Income tax expense						(5,294)

Income before minority interests						$13,369

Exhibit 99.1	News Release Dated September 10, 2003

UTi Worldwide Inc.
Reconciliation of Non-U.S. GAAP Measure to U.S. GAAP Measure
(in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
OPERATING PROFIT RATIO
Operating income, per U.S. GAAP	$15,038	$11,446	$26,131	$19,358
Less: Operating income for Standard Corporation, per U.S. GAAP	1,154	—	3,044	—

Adjusted operating income	$13,884	$11,446	$23,087	$19,358

Divided by:
Net revenue, per U.S. GAAP	$144,859	$87,533	$276,278	$164,462
Less: Net revenue for Standard Corporation, per U.S. GAAP	40,145	—	75,201	—

Adjusted net revenue	$104,714	$87,533	$201,077	$164,462

Operating Profit Ratio, a non- U.S. GAAP measure	13.3%	13.1%	11.5%	11.8%